UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21st, 2013

DALECO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  610-429-0181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory Arrangements of certain officers.

The following individuals have been appointed to the Board of Directors of the Company effective as of August 21, 2013 to fill open vacancies:

Michael Carter

Mr. Carter is the CEO and President of BizEquity, the first patented and leading online business valuation service. Mr. Carter is also Managing Director of The Musser Group, where he works with entrepreneurs to help finance, structure and grow companies. In his career so far, Michael has assisted in raising over $150 million in capital as an executive or founder of technology companies and has been affiliated with and has helped to create over $1.2 billion dollars in shareholder equity. He has founded three technology companies and served as an executive officer of a billion dollar publicly traded technology services firm.

Stanley Porfido

Mr. Porfido possesses extensive professional experience in natural resources and has led the sales efforts at multiple firms. Mr. Porfido is the former President and CEO of ERM-ENVIROCLEAN INC. where he grew the business from $10 million per year with profit of $600,000 to $55 million per year business with profits of $4.8 mullion per year. A graduate of Stevens Institute of Technology, his most recent position was President and CEO of DOW-RADIAN INC., where he increased revenues by 120% in three years without acquisitions. He has been a member of the board for several publicly traded companies.

Raymond Sobieski

Mr. Sobieski possesses more than thirty years of entrepreneurial and leadership experience, having founded several manufacturing firms and an early e-commerce company.  Mr. Sobieski most recently served as President and CEO of TE Wire & Cable, a specialty wire & cable manufacturing firm focused on the Aerospace industry. He has developed strong relationships with major firms including Boeing, Airbus, GE Energy, GE Aerospace, Lockheed Martin and others.  At TE Wire he had success in expanding international markets in the UK, Europe and Far East, while drastically increasing overall revenues.  Currently Mr. Sobieski is a private investor and partner in the ARC Angel Fund. A CPA, Mr. Sobieski has an MBA from the Wharton School.

There is no family relationship between the new directors and any other executive officer or director of the Registrant, and there is no arrangement or understanding under which they were appointed. There are no transactions to which the Registrant or any of its subsidiaries is a party and in which the new directors have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013	DALECO RESOURCES CORPORATION

By: /s/ Michael D. Parrish Name: Michael D. Parrish Title: CEO